                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]
    Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss. 240.14a - 11(c) or ss. 240.14a - 12

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

        (2)      Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------

        (4)      Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

        (5)      Total fee paid:

                 --------------------------------------------------------------

[_]     Fee paid previously with preliminary materials.
[_]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

                 --------------------------------------------------------------

        (2)      Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------

        (3)      Filing Party:

                 --------------------------------------------------------------

        (4)      Date Filed:

                 --------------------------------------------------------------

                                     [LOGO]


                       Commonwealth Biotechnologies, Inc.
                                601 Biotech Drive
                            Richmond, Virginia 23235

To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders, which is to be held on May 23, 2002, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia 23235. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.

         It is important that your shares be represented at the meeting. Whether or not you expect to attend in person, we would greatly appreciate your efforts to return the enclosed proxy as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

         We look forward to seeing you at the Annual Meeting.


                                            Sincerely yours,



                                            /s/ Richard J. Freer

                                            Richard J. Freer, Ph.D.,
                                            Chairman of the Board of Directors

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                                601 Biotech Drive
                            Richmond, Virginia 23235

                    Notice of Annual Meeting of Shareholders
                                   To Be Held
                                  May 23, 2002

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Commonwealth Biotechnologies, Inc. (the "Company") will be held on May 23, 2002, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia 23235, for the following purposes:

     (1)  To elect three nominees as Class II Directors of the Company;

     (2)  To approve the adoption of the Company's 2002 Stock Incentive Plan;

     (3) To approve an amendment to the Company's Amended and Restated Articles of Incorporation to authorize a new class of undesignated preferred stock, without par value per share, consisting of 2,000,000 shares of preferred stock;

     (4) To ratify the appointment of McGladrey & Pullen, LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2002; and

     (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 15, 2002 will be entitled to vote at the Annual Meeting.

     The enclosed Proxy Statement contains more information pertaining to matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

     Whether or not you plan to attend the Annual Meeting in person, to assure the presence of a quorum, please complete, date, sign and return the accompanying proxy in the enclosed, postage-paid envelope. If you attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

                                   By Order of the Board of Directors,


                                   /s/ Thomas R. Reynolds

                                   Thomas R. Reynolds,
                                   Secretary

Richmond, Virginia
April _, 2002

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                                601 Biotech Drive
                            Richmond, Virginia 23235


                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 23, 2002

         This Proxy Statement is furnished to the holders of common stock, without par value per share ("Common Stock"), of Commonwealth Biotechnologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on May 23, 2002, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed on or about April _, 2002.

         Only the holders of Common Stock of record at the close of business on March 15, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. On such date, 2,076,164 shares of Common Stock were outstanding. Each shareholder is entitled to one vote per share held of record on the Record Date. The Common Stock is the Company's only outstanding voting stock.

         A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the shareholders. If the Company proposes adjournment, the person named on the enclosed proxy card will vote such shares for which they have voting authority in favor of adjournment.

         All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card and for the recommendation of the Board of Directors on any other proposal that may properly come before the meeting. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of constituting a quorum, but, with the exception of Proposal 3, will not have the effect of voting in opposition to a director or of a vote against the other proposals. With respect to Proposal 3, abstentions and broker non-votes will have the same effect as negative votes.

         The Company will pay all expenses of the Annual Meeting, including the cost of soliciting proxies. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

         Any shareholder giving a proxy may revoke it by delivering a written notice of such revocation to Thomas R. Reynolds, the Secretary of the Company, at 601 Biotech Drive, Richmond, Virginia 23235 prior to the Annual Meeting, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting and voting at any time before it is exercised.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. The Board of Directors has nominated the three individuals named below under the caption "Class II Nominees" for election as directors to serve until the annual meeting of shareholders in 2004 or until their successors have been elected and qualified. All of the Class I Nominees are currently serving on the Board of Directors of the Company with terms expiring at this Annual Meeting.

         The Company's Bylaws, as amended to date, provide that the Board of Directors shall consist of not less than five nor more than nine directors as established by the Board of Directors. The size of the Board of Directors currently consists of eight directors.

Required Vote

         Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present.

Class II Nominees:

ROBERT B. HARRIS, PH.D. - President, Director and Founder
Age  -- 49
Director since 1992

         Since founding the Company in 1992, Dr. Harris has served as the President and a director of the Company. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at Virginia Commonwealth University ("VCU"), first as an Assistant, then Associate and finally a full Professor. Dr. Harris received a joint bachelor's degree in Chemistry and Biology from the University of Rochester, and a master's degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

SAMUEL P. SEARS, JR. - Director
Age -- 58

         Since March 1999, Mr. Sears has been in private practice as an attorney and has been providing business consulting services. From December 1998 through February 1999, Mr. Sears served as Vice Chairman of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutriceuticals to patients with chronic diseases. From 1995 through May 1998, Mr. Sears was Chief Executive Officer and Chairman of Star Scientific, Inc., a tobacco company focusing on demonstrating the commercial viability of potentially less harmful tobacco products. Mr. Sears is a graduate of Harvard College and Boston College Law School.

L. McCARTHY DOWNS III - Director
Age -- 49
Director since 2000

         Mr. Downs is Chairman of the Board of Anderson & Strudwick Investment Corporation, the parent company of Anderson & Strudwick, Incorporated, a registered broker-dealer ("A&S"). Mr. Downs is a Senior Vice President with A&S. He has been the manager of A&S' Corporate Finance department since 1990 and has been involved in several public and private financings for real estate investment trusts and other companies including the Company. Prior to 1990, Mr. Downs was employed by another investment banking and brokerage firm for seven years. In addition, Mr. Downs is a director of Hersha Hospitality Trust, a real estate investment trust. Mr. Downs received a Bachelor of Science degree in Business Administration from The Citadel and obtained a master's degree in Business Administration from The College of William and Mary.

Continuing Directors

         The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Shareholders are NOT voting on the election of the three Class III directors and the two Class I Directors noted below.

Class III Directors Serving Until the 2003 Annual Meeting:

RICHARD J. FREER, PH.D. - Chairman of the Board, Director and Founder
Age -- 59
Director since 1992

         Since founding the Company in 1992, Dr. Freer has served as the Chairman of the Board and a director of the Company. From 1975 until 1997, Dr. Freer was employed in the Department of Pharmacology and Toxicology at VCU, first as an Associate Professor and then a full Professor. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as Professor in VCU's Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor's degree in Biology from Marist College and a doctorate degree in Pharmacology from Columbia University.

DONALD A. MCAFEE, PH.D. - Director
Age --   60

         Dr. McAfee is co-founder, Chief Technical Officer, and a director of Aderis Pharmaceuticals, Inc. (formerly Discovery Therapeutics, Inc.), a Richmond, Virginia-based clinical stage pharmaceutical company ("Aderis"). Dr. McAfee has been a scientist and manager in academia and industry for more than 35 years. From May 1994 to September 2000, Dr. McAfee served as Chief Executive Officer of Discovery Therapeutics. Before organizing Discovery Therapeutics in 1994, Dr. McAfee served for eight years as Vice President, Research, at Whitby Research, Inc. (formerly Nelson Research and Development), managing the drug discovery programs. Prior to entering industry, Dr. McAfee served as Chairman of the Division of Neurosciences at the Beckman Research Institute (City of Hope) and held faculty appointments at the Yale University School of Medicine and the University of Miami School of Medicine. He has authored more than 100 articles and book chapters in neuroscience and pharmacology. He is currently an adjunct professor at the University of California, Irvine and at the Medical College of Virginia, and is a frequent lecturer to the industry in drug discovery for the Pharmaceutical Education and Research Institute. Dr. McAfee received his Ph.D. in Physiology from the University of Oregon School of Medicine.

Class I Directors Serving Until the 2004 Annual Meeting:

THOMAS R. REYNOLDS - Senior Vice President, Secretary, Director and Founder Age -- 39
Director since 1992

         Mr. Reynolds currently serves the Company as a Senior Vice President and a director. He assumed the role of the Company's Secretary in 1998. From the founding of the Company in 1992 until 1997, Mr. Reynolds served as a Vice President of the Company. From 1987 until 1997, Mr. Reynolds served as the Manager of the Nucleic Acids Core Laboratory at The Massey Cancer Center at VCU. Mr. Reynolds received a bachelor's degree in Biology from the Pennsylvania State University.

EVERETTE G. ALLEN, JR. - Director
Age -- 61

         Mr. Allen is the Chairman and senior partner of Allen & Allen, PC, a Richmond, Virginia law firm. From 1970 to 2001, Mr. Allen served as the Chairman of and a senior partner in the law firm of Hirschler, Fleischer, Weinberg, Cox & Allen, P.C. in Richmond, Virginia. Mr. Allen concentrates his practice in litigation, real estate development, commercial disputes law, finance and debt restructuring. Mr. Allen was admitted to the Virginia State Bar in 1965. He served as Executive Editor of the Virginia Law Review from 1964 to 1965 and served as a Law Clerk to Fourth Circuit Judge Albert V. Bryan of the U.S. Court of Appeals during 1965 and 1966. He was a member of the Board of Trustees of Randolph-Macon College from 1988 to 1992 and a Trustee of the Virginia Student Aid Foundation from 1996 to 1999. Mr. Allen currently is a member of the American College of Trial Lawyers, a member of the Board of Directors of Virginia Gas Company and a Trustee of the Metropolitan Richmond Sports Authority. In addition, Mr. Allen is a director of Hersha Hospitality Trust, a real estate investment trust. Mr. Allen is a Phi Beta Kappa graduate of Randolph Macon College in 1962 and received his law degree from the University of Virginia in 1965.

RAYMOND HAROLD CYPESS - Director
Age -- 62
Director since 1999

         Since 1993, Dr. Cypess has been the President and Chief Executive Officer of American Type Culture Collection ("ATCC"), a leading non-profit repository for microbiologicals. Since 2000, Dr. Cypess has been Chairman of Biodominion Corp., a wholly-owned subsidiary of ATCC, and he is currently a director of Mid-Atlantic Medical Services, Inc. Dr. Cypess received a bachelor's degree in Biology from Brooklyn College, a bachelor's degree in Agriculture from the University of Illinois, Urbana, a doctorate degree in Veterinary Medicine from the University of Illinois, Urbana and a doctorate degree in Parasitology from the University of North Carolina, Chapel Hill.

In voting by proxy for the election of the three nominees as Class II directors to serve until the annual meeting of shareholders in 2004, shareholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to a specific nominee. If no instructions are indicated, such proxies will be voted FOR the election of all nominees as directors.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
              VOTE FOR THE ELECTION OF ALL OF THE PROPOSED CLASS II
                       NOMINEES TO THE BOARD OF DIRECTORS.

Information Regarding the Board of Directors

         The Board of Directors held seven meetings during 2001, including regular and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and the committees thereof on which the director serves.

         The Committees of the Board of Directors consist of an Audit Committee, a Compensation Committee, a Nominating Committee, and a Strategic Planning Committee. The Audit Committee is currently comprised of Mr. Allen, Mr. Sears, and Dr. Cypess. The Compensation Committee is currently comprised of Dr. Cypess, Dr. McAfee and Mr. Sears. The Nominating Committee is comprised of Mr. Reynolds, Mr. Downs, and Dr. Harris. The Strategic Planning Committee is comprised of Dr. Harris, Mr. Downs, Mr. Allen, Dr. McAfee, and Mr. Reynolds. During 2001, the Audit Committee met four times, the Compensation Committee met six times, the Nominating Committee did not meet, and the Strategic Planning Committee met three times. The Audit Committee recommends the annual appointment of independent auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the internal control procedures of the Company. The Compensation Committee administers the Company's 1997 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the "Incentive Plans") and makes recommendations to the Board of Directors regarding compensation and benefits for the executive officers. The Compensation Committee also has oversight responsibilities for all broad-based compensation and benefit programs. The Nominating Committee recommends to the Board of Directors candidates for election as director of the Company and makes recommendations to the Board of Directors regarding director compensation. The Strategic Planning Committee is responsible for developing, modifying, and monitoring the implementation of the Company's long-term strategic plan.

Compensation of Directors

         All directors receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended (the "Director's Fee"). In addition to the Director's Fee, all directors receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings. Since November 2001, the Company's directors have opted to defer payment of all Director's Fees and travel reimbursements.

         In December 2001, the Board appointed Mr. Sears to serve as an executive consultant to the Company for the purpose of analyzing the Company's operational and financial positioning. The term of this arrangement ended on February 28, 2002, but was extended for an indefinite term. For such services, the Company shall pay Mr. Sears a flat fee of $40,000. In connection with this arrangement, the Company has also agreed to reimburse Mr. Sears for all reasonable travel, hotel and rental car expenses.

Report of the Audit Committee

          In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each of the members of the Audit Committee is independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.'s listing standards.

          In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls, organization, responsibilities, budget and staffing.

          The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

         The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

         Samuel P. Sears, Jr., Audit Committee Chairman
         Everett G. Allen, Jr., Audit Committee Member
         Raymond Harold Cypess, Audit Committee Member

Principal Accounting Firm Fees

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, McGladrey & Pullen, LLP:

Audit Fees (1)                              $39,750

Financial Information
Systems Design and

Implementation Fees                         $     -

All Other Fees (2)                          $29,637

                                            $69,387

----------
(1) Includes fees for the annual audit of the financial statements and the quarterly review of the financial statements.

(2) Includes fees for tax return preparation, post audit and due diligence procedures related to registration statements, services in connection with a proposed acquisition and consultation on various accounting matters. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

         PROPOSAL 2: APPROVAL OF THE COMPANY'S 2002 STOCK INCENTIVE PLAN

         The Company is asking its shareholders to approve the Commonwealth Biotechnologies, Inc. 2002 Stock Incentive Plan that was adopted by the Board of Directors on March 27, 2002. As adopted, the plan makes available up to 300,000 shares of Common Stock for grants of restricted stock awards and stock options in the form of incentive stock options and non-statutory stock options to employees, directors and consultants of the Company. The more significant features of the plan are described below. A copy of the plan, as adopted by the Board of Directors, is attached as Exhibit A hereto.
                                   ---------

Purpose

         The purpose of the plan is to promote the success of the Company by providing greater incentive to employees, directors and consultants to associate their personal interests with the long-term financial success of the Company and with growth in shareholder value. The plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operations largely depends. The plan terminates on March 27, 2012, unless sooner terminated by the Board of Directors.

Administration

         The plan is administered by the Company's Compensation Committee. The Committee has the power to select plan participants and to grant stock options and stock awards on terms the Committee considers appropriate. In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan's administration, and to make all other determinations for administration of the plan.

Stock Options

         Stock options granted under the plan may be incentive stock options or non-statutory stock options. A stock option entitles the employee to purchase shares of Common Stock at the option price. The Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares' fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the company, 110% of the shares fair market value on the date of grant). The value in incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the plan or any other similar plan maintained by the Company is limited to $100,000. The option price may be paid in cash or with shares of Common Stock, or a combination of cash and Common Stock. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that they will not be exercisable after ten years from the grant date.

Restricted Stock Awards

         The plan permits the grant of restricted stock awards (shares of Common Stock) to plan participants. A restricted stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the plan participant complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a restricted stock award will be determined by the Compensation Committee.

Transferability

         In general, stock options and restricted stock awards granted may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Shares Subject to the Plan

         Up to 300,000 shares of Common Stock may be issued to plan participants under the plan. No stock options or restricted stock awards have been granted under the plan. The maximum number of shares with respect to which stock options or restricted stock may be granted under the plan in any calendar year to an employee is 50,000 shares. In general, if any stock option or restricted stock award granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the Common Stock subject to the stock option or restricted stock award will be available for further stock options and awards.

Certain Federal Income Tax Consequences

         Generally, no federal income tax liability is incurred by a plan participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant's exercise of the stock option. Income is recognized by participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option exercise price. For restricted stock awards, income is recognized by a participant when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the participant recognizes income equal to the fair market of the Common Stock. The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option or the vesting of a restricted stock award. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option. This summary of federal income tax consequences does not purport to be complete. There may also be state and local income taxes applicable to these items.

Changes in Capitalization and Similar Changes

         In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of Common Stock reserved under the plan, and the terms, exercise price and number of shares of any outstanding stock options or restricted stock awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the stock options and stock awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Option Grants

         The Company has not granted any options under the 2002 Stock Incentive Plan.

Stock Price

         On March 15, 2002, the closing price of the Company's Common Stock on the Nasdaq SmallCap Market was $1.85 per share.

Vote Required

         Approval of the plan requires that more shares of Common Stock vote in favor of the plan than against it.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

       PROPOSAL 3: APPROVAL OF THE CREATION OF BLANK CHECK PREFERRED STOCK

         The Board of Directors of the Company adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval an amendment to the Company's Amended and Restated Articles of Incorporation to provide for the creation of a new class of 2,000,000 shares of what is commonly known as "blank check" preferred stock. If this resolution is approved by the shareholders, it will be effected by the filing of Articles of Amendment to the Company's Amended and Restated Articles of Incorporation (the "Amendment"), which will occur promptly after the Annual Meeting. The following discussion is qualified in its entirety by reference to the text of the proposed Amendment attached to this proxy statement as Exhibit B.
                                    ---------

         The Board of Directors believes the creation of the preferred stock is in the best interests of the Company and its shareholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans, pursuit of financing opportunities and otherwise. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the Board of Directors of a company.

         As such, the Board of Directors of the Company will, in the event of the approval of this proposal by the Company's shareholders, be entitled to authorize the creation and issuance of 2,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, with no further authorization by shareholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the Common Stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of the Common Stock.

         Generally, except in connection with a shareholder rights or "poison pill" plan, preferred stock would be issued to investors in connection with raising additional equity capital, and would typically contain terms and conditions intended to protect the interests of investors. Such terms and conditions typically would include preference over the holders of Common Stock in the proceeds of a sale or liquidation of the Company (including the distribution of assets upon a sale of substantially all of its assets and businesses) and priority dividend rights (which may include cumulative dividends), and might include special voting rights, special conversion rights and redemption rights. Such rights, either alone or in combination under particular circumstances, can provide the holders of preferred stock with a disproportionate share of current distribution of earnings by way of dividends, or of the proceeds of a sale or liquidation, or disproportionate rights of approval with respect to certain kinds of transactions, compared to those of the holders of Common Stock.

         The Board of Directors does not believe that the approval of this proposal will have an anti-takeover effect, and, as noted below, has represented that such preferred stock will not be issued for such purpose. The Board of Directors and management believe that it is in the best interests of the Company and its shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support the Company's business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of Common Stock. The Board of Directors and management of the Company represent that they will not, without prior shareholder approval, issue any preferred stock (i) the principal intent of which is any defensive or anti-takeover purpose or (ii) to implement any shareholder rights plan. No preferred stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue. While the Company may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company presently has no agreements or understanding with any person to effect any such issuance, and the Company may never issue any preferred stock. Therefore, the terms of any preferred stock subject to this proposal cannot be stated or predicted with respect to any or all of the securities authorized.

         Vote required

         Approval of this proposal requires the affirmative vote of a majority of all of the outstanding shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.

                        PROPOSAL 4: SELECTION OF AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed, subject to the approval of the shareholders, the firm McGladrey & Pullen, LLP as independent public accountants to audit the Company's financial statements for the fiscal year ended December 31, 2002. If the appointment of McGladrey & Pullen, LLP is not approved by the shareholders, the matter will be referred to the Audit Committee for further review.

         The Company appointed McGladrey & Pullen, LLP to serve as the Company's independent public accountants on February 23, 1998. It is anticipated that representatives of McGladrey & Pullen, LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to appropriate questions at that time.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
            VOTE FOR THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE
              COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE
                  COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL
                         YEAR ENDING DECEMBER 31, 2002.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding beneficial ownership as of the Record Date (unless otherwise indicated) by (i) each director and nominee for director, (ii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, (iii) the Named Executive Officers (as defined herein), and (iv) all directors and officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

                                                                                             Percentage of
          Name and Address of Beneficial Owner             Shares Beneficially Owned (1)      Class (1)
          ------------------------------------             -----------------------------      ---------
Richard J. Freer, Ph.D. (2)                                           165,279                    7.5
Robert B. Harris, Ph.D. (3)                                           149,060                    6.8
Thomas R. Reynolds (4)                                                105,744                    4.9
James H. Brennan (5)                                                  56,130                     2.6
L. McCarthy Downs III (6)                                             25,375                     1.2
Raymond Harold Cypess (7)                                             10,000                      *
Everett G. Allen, Jr. (8)                                             30,000                     1.4
Samuel P. Sears, Jr. (9)                                              10,500                      *
Donald A. McAfee, Ph.D. (10)                                          10,000                      *
James T. Martin (11)                                                  719,500                   34.7
Mills Value Adviser, Inc. (12)                                        514,369                   24.8
Juniper Trading Services, Inc. (13)                                   719,500                   34.7
All directors and executive officers as a group                       562,088                   22.0
       (9 persons) (14)

------------------
*    Less than 1%
(1) Applicable percentages are based on 2,076,164 shares outstanding on March 15, 2002. Also includes shares of Common Stock subject to options and warrants that may be exercised within 60 days of March 15, 2002. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Dr. Freer's address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 111,200 shares of Common Stock and warrants to purchase an aggregate of 28,947 shares of Common Stock.

(3) Dr. Harris' address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 90,937 shares of Common Stock and warrants to purchase an aggregate of 28,947 shares of Common Stock.

(4) Mr. Reynolds' address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Reynolds includes currently exercisable options to purchase an aggregate of 80,459 shares of Common Stock and warrants to purchase an aggregate of 13,158 shares of Common Stock.

(5) Mr. Brennan's address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Brennan includes currently exercisable options to purchase an aggregate of 54,680 shares of Common Stock.

(6) Mr. Downs' address is 707 East Main Street, 20th Floor, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Mr. Downs represents currently exercisable warrants to purchase an aggregate of 25,375 shares of Common Stock.

(7) Dr. Cypess' address is 10801 University Boulevard, Manassass, Virginia 20110-2209. The number of shares deemed to be beneficially held by Dr. Cypess represents currently exercisable options to purchase an aggregate of 10,000 shares of Common Stock.

(8) Mr. Allen's address is c/o Allen & Allen, PC, The Federal Reserve Bank Building, 701 East Byrd Street, P.O. Box 610, Richmond, Virginia 23218-0500. The number of shares deemed to be beneficially held by Mr. Allen includes currently exercisable option to purchase an aggregate of 10,000 shares of Common Stock.

(9) Mr. Sears' address is 35 Elm Street, Dennis, Massachusetts 02638. The number of shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase an aggregate of 10,000 shares of Common Stock.

(10) Dr. McAfee's address is 2028 Dabney Road, Suite E-17, Richmond, Virginia 23230. The number of shares deemed to be beneficially held by Dr. McAfee represents currently exercisable options to purchase an aggregate of 10,000 shares of Common Stock.

(11) Mr. Martin's address is Agars Island c/o Mainsail 11 Lulworth Lane, Point Shares, Pembroke Bermuda HM 05. Mr. Martin possesses total beneficial ownership of Juniper Trading Services, Inc., and his shareholdings are also reflected in its separate line item of this chart.

(12) Represents shares held by investment advisory clients of Mills Value Adviser, Inc. ("MAI"), a registered investment adviser. Mr. Charles A. Mills, III, a former director of the Company, serves as Chairman of MAI. MAI possesses sole dispositive power over such shares. MAI's address is 707 East Main Street, Richmond, Virginia 23219.

(13) Juniper Trading Services, Inc.'s address is Compass Point Building, 9 Bermudiana Road, Hamilton, HM 11 Bermuda.

(14) Includes currently exercisable options and warrants to purchase an aggregate of 473,703 shares of Common Stock within 60 days of March 15, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company is not aware of any executive officer or director of the Company who failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Brennan failed to timely file one report reflecting three securities transactions. This deficiency was subsequently remedied.

                             EXECUTIVE COMPENSATION

Executive Officers of the Company

         The executive officers of the Company are as follows:

        Name               Age                   Position
        ----               ---                   --------

Richard J. Freer, Ph.D.    59      Chairman of the Board of Directors
Robert B. Harris, Ph.D.    49      President and Director
Thomas R. Reynolds         39      Senior Vice President, Secretary and Director
James H. Brennan           49      Controller

         Set forth below is the biographical information for Mr. Brennan. See "Proposal 1: Election of Directors" for information regarding the backgrounds of Dr. Freer, Dr. Harris and Mr. Reynolds.

JAMES H. BRENNAN  - Controller
Age -- 49

         Mr. Brennan became the Company's Controller in December 1997. From 1996 to 1997, Mr. Brennan served as the Controller of Star Tobacco, a cigarette manufacturer. From 1995 to 1996, he served as Controller of Delta Airport Consultants, an engineering firm. From 1994 to 1995, Mr. Brennan was the Controller for Herald Pharmacal, a manufacturer of skin care products. Mr. Brennan received a bachelor's degree in Political Science from Mount St. Mary's College and a master's degree in Business Administration from Averett College.

Summary Compensation

         The following table sets forth summary information concerning compensation paid or accrued by the Company in 2001 on behalf of (i) the Company's Chairman of the Board and (ii) the three other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2001 (collectively, the "Named Executive Officers").

                                                                                                Securities
 Name and Principal                                                        Other Annual         Underlying            All Other
      Position              Year        Salary ($)(1)      Bonus ($)      Compensation ($)      Options (#)         Compensation ($)
      --------              ----        -------------      ---------      -------------         -----------         ----------------
Richard J. Freer, Ph.D.
Chairman of the Board       2001        170,047            --             --                    48,000              17,600 (2)
                            2000        182,500            --             --                     7,069              24,700 (2)
                            1999        150,000            --             --                    --                   7,500 (2)

Robert B. Harris, Ph.D.
President                   2001        167,380            --             --                    48,000              14,400 (2)
                            2000        183,846            --             --                     7,069              24,700 (2)
                            1999        150,000            --             --                    --                   7,500 (2)

Thomas R. Reynolds
Senior Vice President
    and Secretary           2001        152,942            --             --                    48,000               8,500 (2)
                            2000        131,742            --             --                     6,141              15,000 (3)
                            1999        118,352            --             --                    --                   5,000 (3)

James H. Brennan
Controller                  2001        100,613            11,300         --                    48,000               6,000 (4)
                            2000         86,447            --             --                     8,080               7,000 (4)
                            1999         68,283            --             --                    --                     800 (4)

----------
(1) Does not include certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.
(2) Represents Director's Fees and travel expenses paid by the Company.
(3) Represents Director's Fees paid by the Company.
(4) Represents travel expenses paid by the Company.

Stock Option Exercises in 2001 and Year-End Option Values

    No Named Executive Officer exercised any stock options in 2001.

Stock Option Grants in 2000

         The following table sets forth certain information, with respect to the Named Executive Officers, concerning the grant of options in 2001 pursuant to the Company's Incentive Plans.

                                  Number of            Percent of total
                                  securities           options granted       Exercise or
                              underlying options       to employees in       base price       Expiration
            Name                  granted (#)          fiscal year (1)       ($/Sh) (2)          Date
            ----                  -----------          ---------------       ----------          ----
Richard J. Freer, Ph.D.          48,000 (3)                  17.2               3.85           11/9/11
Robert B. Harris, Ph.D.          48,000 (3)                  17.2               3.85           11/9/11
Thomas R. Reynolds               48,000 (4)                  17.2               3.85           11/9/11
James H. Brennan                 48,000 (5)                  17.2               3.85           11/9/11

----------
(1) Based on options to purchase an aggregate of 278,759 of Common Stock granted pursuant to the Company's Incentive Plans in the fiscal year ended December 31, 2001.
(2) The exercise price is equal to the market value of a share of Common
Stock at the time of the grant.
(3) Options to purchase 25,974 shares of Common
Stock vested on January 1, 2002, and options to purchase 22,026 shares of Common Stock vest on January 1, 2003.
(4) Options to purchase 25,974 shares of Common Stock vested on November 9, 2001, and options to purchase 22,026 shares of Common Stock vested on January 1, 2002.

         The Company has no long-term incentive, defined benefit or actuarial plans, as those terms are defined in Securities and Exchange Commission regulations, covering employees of the Company.

Employment Contracts and Termination and Change-In-Control Arrangements

         On June 24, 1997, the Company entered into employment agreements with each of Dr. Freer, Dr. Harris and Mr. Reynolds. Each of these agreements has a term of five years and will be extended for successive one-year terms beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the employment agreement. The employment agreements provide for base salaries of $165,000 for Dr. Freer and Dr. Harris and $120,000 for Mr. Reynolds, which are adjustable annually at the discretion of the Compensation Committee. Since the execution of the executive officers' employment agreements in 1997, the Board of Directors has raised the executives' salaries as follows: Dr. Freer - $181,500 (2001); Dr. Harris - $181,500 (2001)
and Mr. Reynolds - $165,000 (2001). In November 2001, in an effort to conserve capital, the Board of Directors opted to defer a portion of the executives' salaries. Dr. Freer and Dr. Harris have deferred payment of $45,375 of future annual salaries, and Mr. Reynolds has deferred payment of $41,250 of his future annual salary. The Company may opt to terminate this deferral arrangement upon the improvement of the Company's financial condition.

         In addition, the employment agreements provide the Company's executive officers with annual bonuses equal to, in the aggregate, 15% of the Company's pre-tax net income for the preceding fiscal year. Such bonuses will be paid within 30 days following the release of the Company's annual audited financial statements. Under each of the employment agreements, the Company may terminate the executive officer's employment at any time for "Cause" as such term is defined in the employment agreement, without incurring any continuing obligations to the executive officer. If the Company terminates an executive officer's employment for any reason other than for "Cause" or if an executive officer terminates his or her employment for "Good Reason," as such term is defined in the employment agreement, the Company will remain obligated to continue to provide the compensation and benefits specified in the executive officer's employment agreement for the duration of what otherwise would have been the term of the employment agreement. In addition, each employment agreement contains non-competition provisions which prohibit each executive officer from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

         The Company has entered into severance agreements with each of Dr. Freer, Dr. Harris and Mr. Reynolds. Each severance agreement (all of which are substantially similar) has an initial term of five years and will be extended for successive one-year periods beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the severance agreement. If the employment of any of these executive officers is terminated (with certain exceptions) within 60 months following a "Change in Control," as such term is defined in the severance agreement, the executive officer will be entitled to receive a cash payment equal to two times the annual salary for the most recent twelve-month period and three times the bonus paid with respect to such period. To the extent the aggregate benefits available to an executive officer, whether under his respective severance agreement or otherwise, exceed the limit of three times the executive's average base compensation provided in
Section 280G of the Internal Revenue Code of 1986, as amended, resulting in the executive officer incurring an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any other taxes or penalties (other than ordinary income or capital gains taxes), the severance agreements require the Company to pay the executive officer an additional amount to cover any such excise taxes or penalties incurred. The Company will not be entitled to a deduction for the amount in excess of this limit.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Downs is an employee of Anderson & Strudwick, Incorporated ("A&S"). In September 2000, A&S served as the placement agent for the Company's issuance of an aggregate of 348,000 shares of Common Stock and warrants to purchase an aggregate of 348,000 shares of Common Stock to Juniper Trading Services, Inc. ("Juniper"), a British Virgin Islands corporation and a significant shareholder of the Company. The total offering price was $2,599,908. Of the warrants so issued, warrants to purchase an aggregate of 174,000 shares of Common Stock had a five year term and an exercise price of $6.50 per share. The remaining warrants to purchase an aggregate of 174,000 shares of Common Stock had an eighteen month term and an exercise price of $6.50 per share.

         For its services as placement agent in connection with this offering, the Company paid A&S a fee of approximately $192,500. In addition, the Company reissued a warrant to purchase an aggregate of 101,500 shares of Common Stock that was previously issued to A&S as underwriter compensation in connection with the Company's initial public offering in 1997. As originally issued, this warrant was to expire on October 17, 2002 and had an exercise price of $9.90 per share. In connection with the closing of the Company's initial public offering, A&S assigned a portion of the warrant to purchase an aggregate of 25,375 shares of Common Stock to Mr. Downs and a portion of the warrant to purchase an aggregate of 50,750 shares of Common Stock to Charles A. Mills, a former director of the Company. As reissued, Mr. Downs now holds (i) a warrant with a five year term to purchase an aggregate of 12,688 shares of Common Stock at $6.50 per share and (ii) a warrant with an eighteen month term to purchase an aggregate of 12,687 shares of Common Stock. As reissued, A&S now holds (x) a warrant with a five year term to purchase an aggregate of 12,688 shares of Common Stock at $6.50 per share and (y) a warrant with an eighteen month term to purchase an aggregate of 12,687 shares of Common Stock.

         From September 1999 to September 2000, the Company borrowed an aggregate of $300,000 from Juniper. The Company repaid the principal amount of the loan in full on September 27, 2000. Upon principal repayment, the Company also paid an aggregate of $16,232 in interest and issued an option to purchase an aggregate of 31,250 shares of Common Stock to Juniper. The option has a term of ten years and an exercise price of $5.13 per share.

         In November 1998, the Company completed a $4,000,000 industrial revenue bond financing primarily through the Virginia Small Business Financing Authority. A&S served as the underwriter for such financing. In 2001, A&S provided investment banking services to the Company that related to such bond financing.

         The Company believes that the transactions noted above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal shareholders will be approved in accordance with Virginia law by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                              SHAREHOLDER PROPOSALS

         If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Shareholders, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing and be submitted on or before _______, 2002. Any proposals should be mailed to the Company at 601 Biotech Drive, Richmond, Virginia 23235,
Attention: Thomas R. Reynolds, Secretary.

         In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if a proposal is not to be included in the Company's proxy statement, the Company's Bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Company not later than 90 days prior to the annual meeting. As to each matter, the notice must contain (i) a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting, (ii) the name of, record address of, and class and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business. The 2002 Annual Meeting of Shareholders of the Company will be held on May 22, 2003.

         The Company's Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by mailing written notice to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Any such shareholder's notice shall include (a) the name and address of the shareholder and of each person to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and
(e) the consent of each nominee to serve as a director of the Company if so elected.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the Annual Meeting of Shareholders. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY HOLDER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 601 BIOTECH DRIVE, RICHMOND, VIRGINIA 23235, ATTENTION: JAMES H. BRENNAN, CONTROLLER.

                             By Order of the Board of Directors,

                             /s/ Thomas R. Reynolds

                             Thomas R. Reynolds
                             Secretary

                                                                       Exhibit A

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                            2002 STOCK INCENTIVE PLAN

1.       Purpose and Effective Date.

         (a) The purpose of the Commonwealth Biotechnologies, Inc. 2002 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of Commonwealth Biotechnologies, Inc. (the "Company") by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons' interests with the interests of the Company's shareholders.

         (b) The Plan was adopted by the Board of Directors of the Company on March 27, 2002, and shall become effective as of March 27, 2002, subject to the approval of the Plan by the Company's shareholders.

2.       Definitions.

         (a)  Act.    The Securities Exchange Act of 1934, as amended.
              ---

         (b)  Applicable Withholding Taxes. The aggregate amount of federal,
              ----------------------------
state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

         (c)  Award.  The award of an Option or Restricted Stock under the Plan.
              -----

         (d)  Board.  The Board of Directors of the Company.
              -----

         (e)  Cause. Dishonesty, fraud, misconduct, gross incompetence, gross
              -----
negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding.

         (f)  Change of Control.
              -----------------

              (i) The Acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of common stock of the Company;

              (ii) Individuals who constitute the Board on the effective date of this Plan (the "Incumbent Board") cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 promulgated under the Act);

                  (iii) Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a "Reorganization"), provided that shareholder approval of a Reorganization will not constitute a Change of Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

                           (x) no Person beneficially owns 20% or more of either
                  (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and

                           (y) at least a majority of the members of the board
                  of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

                  (v) For purposes of this Section 2(f), "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and "beneficial ownership" has the meaning given the term in Rule 13d-3 under the Act.

                  (vi) Neither the sale of Company Stock in an initial public offering nor any restructuring of the Company or its Board in contemplation of or as a result of an initial public offering shall constitute a Change of Control for purposes of this Plan.

         (g)      Code.  The Internal Revenue Code of 1986, as amended.
                  ----

         (h)      Committee.  The Committee appointed to administer the Plan
                  ---------
pursuant to Plan Section 15, or if no such Committee has been appointed, the Board.

         (i)      Company.  Commonwealth Biotechnologies, Inc., a Virginia
                  -------
corporation.

         (j)      Company Stock. The common stock, without par value per share,
                  -------------
of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

         (k)      Consultant.  A person or entity rendering services to the
                  ----------
Company who is not an "employee" for purposes of employment tax withholding under the Code.

         (l)      Date of Grant.  The effective date of an Award granted by the
                  -------------
Committee.

         (m)      Disability or Disabled. As to an Incentive Stock Option a
                  ----------------------
Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

         (n)      Fair Market Value.
                  -----------------

                  (i) If the Company Stock is listed on any established stock exchange or quoted on the NASDAQ stock market system, its Fair Market Value shall be the closing price for such Stock on the Date of Grant as reported by such exchange or the NASDAQ stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

                  (ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

                  (iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.

         (o)      Incentive Stock Option.  An Option intended to meet the
                  ----------------------
requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

         (p)      Nonstatutory Stock Option.  An Option that does not meet the
                  -------------------------
requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

         (q)      Option.  A right to purchase Company Stock granted under the
                  ------
Plan, at a price determined in accordance with the Plan.

         (r)      Participant.  Any individual who is granted an Award under the
                  -----------
Plan.
         (s)      Restricted Stock.  Company Stock awarded upon the terms and
                  ----------------
subject to the restrictions set forth in Section 8 below.

         (t)      Rule 16b-3. Rule 16b-3 promulgated under the Act, including
                  ----------
any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

         (u)      10% Shareholder. A person who owns, directly or indirectly,
                  ---------------
stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 300,000 shares of Company Stock, which may include authorized, but unissued, shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

5.       Eligibility.

         (a) Any employee of, director of, or Consultant to the Company (including an employee of, director of, or consultant to an affiliate of the Company) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

         (b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

         (c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

         (d) The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 50,000 shares.

6.       Stock Options.

         (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

         (b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of Nonstatutory Stock Option Awards intended to be performance-based for purposes of Code Section 162(m) shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

         (c) Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control as the Committee deems appropriate.

         (d) The Committee shall establish the term of each Option in the Participant's stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant's stock option agreement, after the termination of the Participant's employment. The Committee shall set forth in the Participant's stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant's termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant's termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

         (e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

         (f) If a Participant dies and if the Participant's stock option agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the personal representative of the Participant's estate during the time period specified in the stock option agreement.

         (g) If a Participant's employment or services is terminated by the Company for Cause, the Participant's Options shall terminate as of the date of the misconduct.

7.       Method of Exercise of Options.

         (a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

         (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate for the shares of Company Stock acquired.

         (c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8.       Restricted Stock Awards.

         (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

         (b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company's achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

         (c) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

         (d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

9. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

10.      Nontransferability of Awards.

         (a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

         (b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant's immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 27, 2012. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, unless authorized by the Company's shareholders, no change shall be made that (a) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), (b) expands the class of persons eligible to receive Awards, (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires shareholder approval under the Code, Rule 16b-3, or the rules of a domestic exchange on which Company Stock is traded. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

12.      Change in Capital Structure.

         (a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

         (b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a "Spinoff Company") which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

         (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

         (d) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 13 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than the Award's aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

13. Change of Control. In the event of a Change of Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to the following:

         (a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee.

         (b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant's rights had such Award been currently exercisable or payable.

         (c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than the Award's aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

         (d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore by the acquiring or surviving corporation in such Change of Control.

14.      Administration of the Plan.

         (a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are "Non-Employee Directors" as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code section 162(m) shall be made by a Committee, or subcommittee of the Committee, comprised solely of two or more "outside directors" as that term is defined for purposes of Code section 162(m).

         (b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted,
(vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant's election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

         (c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant's rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

         (d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

         (e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the State of Virginia. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

         IN WITNESS WHEREOF, our Company has caused this Plan to be adopted this 27th day of March, 2002.

                                            Commonwealth Biotechnologies, Inc.

                                            By: /s/ Richard J. Freer, Ph.D.

                                            Title: Chairman

                                                                       Exhibit B

      Proposed Amendment to the Company's Amended and Restated Articles of
                                 Incorporation


Article III will be replaced in its entirety with the following:

                                      III.

1. The Corporation shall have authority to issue up to 10,000,000 shares of common stock, without par value per share ("Common Stock"). The rights, preferences, voting powers, qualifications, limitations and restrictions of the Common Stock shall be as follows:

         (a) Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of the Corporation's shareholders. The holders of the Common Stock shall, to the exclusion of the holders of the Preferred Stock (as defined below), have the sole and full power to vote for the election of directors and for all other purposes without limitation except (i) as otherwise recited or provided in these Articles of Incorporation applicable to the Preferred Stock, (ii) with respect to a class or series of Preferred Stock, as shall be determined by the Board of Directors pursuant these Articles and (iii) with respect to any voting rights provided by law.

         (b) Except as otherwise provided in these Articles applicable to the Preferred Stock, or otherwise, as they may hereafter be amended:

             (i) Any corporate action, except the election of directors, an amendment or restatement of these Articles, a merger, a statutory share exchange, the sale or other disposition of all or substantially all the Corporation's assets otherwise than in the usual and regular course of business, or dissolution shall be approved at a meeting at which a quorum of the Corporation's shareholders is present if the votes cast in favor of the action exceed the votes cast against the action;

             (ii) Directors shall be elected by a plurality of the votes cast by the holders of the Common Stock entitled to vote in the election at a meeting at which a quorum is present;

             (iii) An amendment or restatement of these Articles other than an amendment or restatement described, or involved in a transaction described in Subsection (iv), (v) or (vi) of this Section shall be approved by a majority of the votes entitled to be cast by the holders of the Common Stock;

             (iv) Any transaction with the Corporation or any subsidiary that constitutes or involves an affiliated transaction, as defined in Section 13.1- 725 of the Virginia Stock Corporation Act, as in effect on the effective date of these Articles, shall be approved by at least two-thirds of the votes entitled to be cast by the holders of the Common Stock;

             (v) A merger, statutory share exchange, sale or other disposition of all or substantially all the Corporation's assets otherwise than in the usual and regular course of business, or dissolution shall be approved by at least two-thirds of the votes entitled to be cast by the holders of the Common Stock entitled to vote on such transactions;

             (vi) An amendment to these Articles that amends or affects the classification of the Board of Directors provided in Section 1 of Article V hereof shall be approved by at least two-thirds of the votes entitled to be cast by the holders of the Common Stock;

For the purposes of Subsection (iv) of this Section, a transaction shall not constitute an affiliated transaction if it is with an interested shareholder, as defined in Section 13.1-725 of the Virginia Stock Corporation Act, as in effect on the effective date of these Articles: (i) who has been an interested shareholder continuously or who would have been such but for the unilateral action of the Corporation since the later of (A) the date on which the Corporation first had 300 shareholders of record or (B) the date such person became an interested shareholder with the prior or contemporaneous approval of a majority of the disinterested directors as defined in Section 13.1-725 of the Virginia Stock Corporation Act, as in effect on the effective date of these Articles; (ii) who became an interested shareholder as a result of acquiring shares from a person specified in Subdivision (i) or Subdivision (ii) of this Subsection by gift, testamentary bequest or the laws of descent and distribution or in a transaction in which consideration was not exchanged and who continues thereafter to be an interested shareholder, or who would have so continued but for the unilateral action of the Corporation, (iii) who became an interested shareholder inadvertently or as a result of the unilateral action of the Corporation and who, as soon as practicable thereafter, divested beneficial ownership of sufficient shares so that such person ceased to be an interested shareholder, and who would not have been an interested shareholder but for such inadvertence or the unilateral action of the Corporation; or (iv) whose acquisition of shares making such person an interested shareholder was approved by a majority of the disinterested directors.

         (c) Dividends may be paid upon the Common Stock out of any assets of the Corporation available for dividends remaining after full dividends on the outstanding Preferred Stock (as defined below) at the dividend rate or rates therefor, together with the full additional amount required by any participation right, with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment and all mandatory sinking funds payment that shall have become due in respect of any series of the Preferred Stock shall have been made.

2. The number of shares of preferred stock which the Corporation shall have the authority to issue shall be 2,000,000 shares, without par value per share ("Preferred Stock").

         (a) The Board of Directors is hereby empowered to cause any class of the Preferred Stock of the Corporation to be issued in series with such of the variations permitted by Subdivisions (i) - (xi) of this Section below, as shall be determined by the Board of Directors. The shares of Preferred Stock of different classes or series may vary as to:

             (i) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof;

             (ii) whether the shares of such class or series shall have voting rights in addition to any voting rights provided by law, and if so, the terms of such voting rights, which (x) may be general or limited, and (y) may permit more than one vote per share;

             (iii) the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

             (iv) whether the shares of such class or series shall be subject to redemption by the Corporation, and if so, the times, prices and other conditions of such redemption;

             (v) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of, the Corporation;

                  (vi) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (viii) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

                  (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class;

                  (x) the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and

                  (xi) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.

         (b) In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of these Articles of Incorporation applicable to the Preferred Stock, the holders of the Preferred Stock shall have no claim to any of the remaining assets of the Corporation.

         (c) The powers, preferences and relative, participating, option and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding. All shares of Preferred Stock of each series shall be equal in all respects.

3. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay in full all amounts to which the holders of Preferred Stock and any other stock of any class ranking on a parity as to liquidation preference are entitled, the amount available for distribution to shareholders shall be shared by the holders of all such classes and any series thereof pro rata according to the preferential amounts to which the shares of each such series or class are entitled. For the purposes of this Section 3, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution, or winding up of the Corporation.

4. Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding, may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the Preferred Stock, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

5. No holder of shares of any class of stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares, except as may be provided for in any written agreement entered into by the Corporation with any such holder or holders of shares.

6. Any class of stock of the Corporation shall be deemed to rank --

   (a) prior to another class either as to dividends or upon liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class;

   (b) on a parity with another class either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are different from those of such others, if the holders of such class of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or prices, without preference or priority one over the other with respect to the holders of such other class; and

   (c) junior to another class either as to dividends or upon liquidation, if the rights of the holders of such class shall be subject or subordinate to the rights of the holders of such other class in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 2002

         The undersigned hereby appoints Richard J. Freer, Ph.D. and Robert B. Harris, Ph.D., or either of them, with power of substitution, as proxies to vote all stock of Commonwealth Biotechnologies, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held on May 23, 2002, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

1.       [_]     FOR the election as director of all of: Robert B. Harris,
Ph.D., Samuel P. Sears, Jr., and L. McCarthy Downs III (except as marked to the contrary below).

         [_]     WITHHOLD  AUTHORITY to vote for all of: Robert B. Harris,
Ph.D., Samuel P. Sears, Jr., and L. McCarthy Downs III (except as marked to the contrary below).

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, WRITE THE APPLICABLE NAME(S) IN THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------

2. Proposal to approve the Company's 2002 Stock Incentive Plan.

         [_] FOR              [_] AGAINST                [_] ABSTAIN

3. Proposal to an amendment to the Company's Amended and Restated Articles of Incorporation to authorize a new class of undesignated preferred stock, without par value per share, consisting of 2,000,000 shares of preferred stock.

         [_] FOR              [_] AGAINST                [_] ABSTAIN

4. Proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2002.

         [_] FOR              [_] AGAINST                [_] ABSTAIN

IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY MUST BE DATED AND SIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

         Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability entity, please sign in full name such entity by authorized person.

                            Dated: ______________________, 2002

                            ____________________________________________________
                            Signature of Shareholder

                            ____________________________________________________
                            Signature if held jointly


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.